Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement (No. 333-276703) on Form S-8 of our report dated March 6, 2025, with respect to the consolidated financial statements of BrightSpring Health Services, Inc..

/s/ KPMG LLP

Louisville, Kentucky
March 6, 2025